UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2016

LIBERTY EXPEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37938	81-1838757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 4, 2016 at 5:00 p.m., New York City time, Liberty Interactive Corporation (“Liberty”) completed its previously announced split-off (the “Split-Off”) of its former wholly-owned subsidiary Liberty Expedia Holdings, Inc. (the “Company”).

The Split-Off was accomplished by the redemption (the “Redemption”) by Liberty on a per share basis of: (i) 0.4 of each outstanding share of Series A Liberty Ventures common stock, par value $0.01 per share, as of 5:00 p.m., New York City time, on November 4, 2016 (such date and time, the “Redemption Date”) for 0.4 of a share of new Series A common stock, par value $0.01 per share, of the Company and (ii) 0.4 of each outstanding share of Series B Liberty Ventures common stock, par value $0.01 per share, as of the Redemption Date, for 0.4 of a share of new Series B common stock, par value $0.01 per share, of the Company, with cash paid in lieu of fractional shares (after taking into account all of the shares of Liberty Ventures common stock and Company common stock owned by each holder thereof, as applicable).  As a result of the Split-Off, the Company is an independent, publicly traded company and its assets and liabilities consist of Liberty’s former 15.7% ownership interest and 52.3%  voting interest (as of September 30, 2016) in Expedia, Inc. (“Expedia”), Liberty’s former wholly owned subsidiary Bodybuilding.com, LLC, corporate level cash and cash equivalents of $50 million and $350 million in indebtedness.  Prior to the Split-Off, the Company distributed $300 million in cash to Liberty (the source of which was proceeds from a margin loan entered into by the Company prior to the completion of the Split-Off, as described below). All of the businesses, assets and liabilities currently attributed to the Liberty’s Ventures Group that are not held by the Company will remain with Liberty and continue to be attributed to the Ventures Group.

Several agreements were entered into in connection with the Split-Off (the “Split-Off Agreements”) between the Company, Liberty, Liberty Media Corporation (“Liberty Media”) and/or certain of their subsidiaries:

•                  a Reorganization Agreement, dated as of October 26, 2016, between Liberty and the Company, which provides for, among other things, the principal corporate transactions required to effect the Split-Off, certain conditions to the Split-Off and provisions governing the relationship between the Liberty and the Company with respect to and resulting from the Split-Off;

•                  a Tax Sharing Agreement, dated as of November 4, 2016, between the Company and Liberty, which governs the Company’s and Liberty’s respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters;

•                  a Services Agreement, dated as of November 4, 2016, by and between Liberty Media and the Company, which governs the provision by Liberty Media to the Company of specified services and benefits following the Split-Off;

•                  a Facilities Sharing Agreement, dated as of November 4, 2016, by and among the Company, Liberty Media and Liberty Property Holdings, Inc. (a subsidiary of Liberty Media), pursuant to which the Company shares office facilities with Liberty Media; and

•                  three aircraft time sharing agreements, each dated as of November 4, 2016, with Liberty Media or one or more of its wholly owned subsidiaries and the Company, which govern the lease for each of three aircraft owned by Liberty or in which a wholly owned subsidiary of Liberty Media owns a fractional interest from Liberty Media to the Company and the provision of a fully qualified flight crew for all operations on a periodic, non-exclusive time sharing basis.

The section of the prospectus (the “Prospectus”) forming a part of Amendment No. 5 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 30, 2016 (File No. 333-210377), entitled “Certain Relationships and Related Party Transactions—Relationships Between Splitco and Liberty Interactive and/or Liberty Media” which describes the material terms of the Split-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Split-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K.

In addition, in connection with the Split-Off, the Company entered into a Transaction Agreement, as amended and restated, dated September 22, 2016 (the “Transaction Agreement”), with Liberty, John C. Malone (“Malone”), Leslie Malone (“Mrs. Malone” and together with Malone, the “Malone Group”) and Barry Diller (“Diller”), as well as a letter agreement with Expedia, and, prior to the completion of the Split-Off, the Company entered into certain agreements with Diller and Expedia regarding the governance of the Company and its interest in Expedia, and the Malone Group granted Diller a proxy over their Company shares for up to eighteen months, each of which became effective immediately following the completion of the Split-Off (collectively, the “proxy arrangements”). These agreements included the following:

•                  an Assignment and Assumption of Governance Agreement, dated November 4, 2016, among the Company, Liberty, Diller and Expedia to effect the assignment by Liberty and assumption by the Company of Liberty’s rights, benefits and obligations under the Governance Agreement, dated December 20, 2011, among Liberty, Diller and Expedia.

•                  an Assignment and Assumption of Stockholders Agreement, dated November 4, 2016, among the Company, Liberty and Diller to effect the assignment by Liberty and assumption by the Company of Liberty’s rights, benefits and obligations under the Stockholders Agreement, dated December 20, 2011, among Liberty and Diller.

•                  Amendment No. 1 to the Stockholders Agreement, dated November 4, 2016, between Diller and the Company, which provides for certain agreements relating to the voting of Diller’s and the Company’s shares Expedia’s common stock, par value $0.0001 per share, and Expedia’s Class B common stock, par value $0.0001 per share.

•                  a Transaction Agreement, as amended and restated, dated September 22, 2016, among the Company, Liberty, Diller and the Malone Group, which sets forth various arrangements with respect to the Split-Off and the proxy arrangements with Diller.

•                  an Assignment Agreement, dated November 4, 2016 (the “Diller Assignment”), between Diller and the Company, pursuant to which Diller irrevocably assigned the irrevocable proxy granted to Diller by Liberty pursuant to the Stockholders Agreement to the Company until the Proxy Arrangement Termination Date (as such term is defined in the Prospectus).

The section of the Prospectus entitled “Certain Relationships and Related Party Transactions— Relationships Among Splitco, the Malone Group, Diller and Expedia” which describes the material terms of these agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of these agreements, which are filed as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 7, 2016, a bankruptcy remote wholly owned subsidiary of the Company (“SPV”) entered into a multi-draw margin loan credit facility (the “Previous Margin Loan Facility” and, the credit agreement governing such facility, the “Previous Margin Loan Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”) and calculation agent thereunder, and the lenders thereunder.  The Previous Margin Loan Agreement provided for term loan commitments in an aggregate principal amount of up to $300 million.  The lenders under the Previous Margin Loan Agreement were secured, on an equal and ratable, first priority basis by the shares of Expedia, Inc. (“EXPE”) owned by SPV.  On October 27, 2016, the Previous Margin Loan Facility was terminated and the security interest in and liens on the shares of EXPE owned by SPV were released.

In connection with the Split-Off, on

November 1, 2016 (the “Closing Date”), SPV entered into a Multi-draw margin loan credit facility (the “Margin Loan Facility” and, the credit agreement governing such facility, the “Margin Loan Agreement”) with the Administrative Agent, as administrative agent and calculation agent thereunder, and the lenders thereunder.  SPV is permitted to use the proceeds of the loans under the Margin Loan Facility for (i) distributions as a dividend or a return of capital to the equity or limited liability company interests of any person owning equity interest in SPV, (ii) the purchase of margin stock and (iii) other general corporate purposes.

The Margin Loan Agreement permits SPV, subject to certain funding conditions, to borrow term loans up to an aggregate principal amount equal to $400 million, with $350 million available to be funded not later than 5 business days after the Closing Date, and the remaining $50 million available to be funded at any time and from time to time, but not later than 5 business days prior to the twelve-month anniversary of the Closing Date.  Prior to the Split-Off, $350 million was drawn on the Margin Loan Facility. The Margin Loan Facility will mature on the date that is the second anniversary of the Closing Date. On November 2, 2016, $350 million was drawn under the Margin Loan Facility.

SPV’s obligations under the Margin Loan Facility are fully and unconditionally guaranteed solely by the Company.  In addition, SPV’s obligations are secured by first priority liens on SPV’s ownership interest in EXPE sufficient for SPV to meet its loan to value requirement under the Margin Loan Agreement (the “Pledged Stock”).  If SPV defaults on its obligations under the Margin Loan Agreement, each lender (subject to applicable cure periods) will have the right to terminate its commitments and declare the outstanding principal amount of its loans under the Margin Loan Facility, together with any accrued and unpaid interest thereon, the prepayment amount, if applicable, and all other amounts owing or payable under the Margin Loan Agreement and the other loan documents entered into in connection with the Margin Loan Facility to be immediately due and payable, and such lender will have the right to (i) foreclose on that portion of the Pledged Stock securing its respective portion of the Margin Loan Facility and any other collateral that then secures SPV’s obligations to such lender, (ii)  exercise any and all other rights such lender may have against SPV at law or in equity and (iii) pursue the rights of such lender under the guarantee of the Company.

Borrowings under the Margin Loan Agreement bear interest at a per annum rate equal to the 3-month (or lesser period if applicable in connection with a borrowing) LIBOR rate plus a per annum spread of 1.6%, unless it is unlawful for the applicable lender to fund or maintain loans based on LIBOR or there are material restrictions on the applicable lender to do so, in which case borrowings under the Margin Loan Agreement either (a) bear interest at 0.6% plus the higher of (i) the federal funds rate plus 1/2 of 1%, (ii) the prime rate and (iii) LIBOR plus 1%, for each day during such period or (b) be prepaid.  Interest will be payable quarterly in arrears beginning on December 30, 2016.

The Margin Loan Agreement provides that SPV may prepay the loans under the Margin Loan Facility at any time, subject to certain notice requirements and a prepayment premium if SPV prepays all or any portion of such loans prior to the first business day following the first anniversary of the Closing Date.  The Margin Loan Agreement also requires mandatory prepayments, together with the payment of the prepayment premium, if applicable, or, in some cases, the posting of additional collateral, upon the occurrence of certain events that are customary for margin loans of this type.

The Margin Loan Agreement contains various affirmative and negative covenants that restrict the activities of SPV (including, with limited exceptions, the incurrence of additional indebtedness by SPV) and, in some cases, the Company, as guarantor.  The Margin Loan Agreement does not include any financial covenants.  The Margin Loan Agreement also contains events of default that are customary for margin loans of this type, including the occurrence of the following events (and subject to customary cure periods and materiality thresholds):

•                  failure to pay principal, interest or other amounts due under the Margin Loan Agreement (including margin calls or other mandatory prepayments);

•                  failure to observe covenants or other agreements in the Margin Loan Agreement or inaccuracy of representations or warranties under the Margin Loan Agreement;

•                  insolvency and related occurrences or events of insolvency with respect to SPV or the Company;

•                  judgments entered against SPV or the Company above certain thresholds;

•                  failure of enforceability or invalidity of the Margin Loan Facility loan documents or the effectiveness of the liens created under the Margin Loan Facility loan documents;

•                  approval of amendments to the organizational documents of any issuer of the Pledged Stock that would further restrict the lenders’ ability to foreclose on and sell the Pledged Stock;

•                  default by the Company under the guarantee agreement it will enter into with respect to SPV’s obligations under the Margin Loan Agreement; and

•                  default by SPV or the Company under other agreements governing material indebtedness.

The foregoing description of the Margin Loan Agreement is qualified in its entirety by reference to the full text of the Margin Loan Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 3.03.  Material Modification to Rights of Securities Holders

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 4, 2016, the Company filed its Restated Certificate of Incorporation (the “Restated Charter”) with the Delaware Secretary of State, which was effective at 4:59 p.m., New York City time, on November 4, 2016 (the “Charter Effective Time”).  The Restated Charter provided for the reclassification of the Company’s former common stock, par value $0.01 per share, into the Company’s Series A common stock and Series B common stock (together, the “Company Common Stock”).  The Restated Charter sets forth the terms of the Company Common Stock and describes the rights of holders of the Company Common Stock.  The Series A common stock and Series B common stock traded on a when-issued basis on November 4, 2016 under the temporary symbols “LEXAV” and “LEXBV,” respectively, and began trading in the regular way under the permanent symbols “LEXEA” and “LEXEB,” respectively, on November 7, 2016.

Also on November 4, 2016, effective as of the Charter Effective Time, the Company restated its bylaws (the “Bylaws”) to read as filed as Exhibit 3.2 this Current Report on Form 8-K.

The sections of the Prospectus entitled “Description of Splitco Capital Stock and Comparison of Stockholder Rights” and “Description of Splitco Capital Stock and Comparison of Stockholder Rights—Other Provisions of Splitco’s Charter and Bylaws,” as well as Item 1 of the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 3, 2016 (File No. 001-37938), which describe certain provisions of the Restated Charter and Bylaws, are incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Restated Charter and the Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Richard N. Baer from the Board of Directors

In connection with the closing of the Split-Off, Richard N. Baer resigned from the Company’s board of directors, effective immediately upon the Charter Effective Time.

Appointment of New Directors

At the Charter Effective Time, the size of the Company’s board of directors was increased to seven directors, with five of such directors being Common Stock Directors (as defined in the Charter) and two of such directors being Series B Directors (as defined in the Charter), and to fill the vacancies and newly created directorships resulting from the resignation described above and the expansion of the board of directors, John C. Malone, Stephen M. Brett, Greg L. Engles, Scott W. Schoelzel, Christopher W. Shean, Robert Hammond, and Alexandre von Furstenberg were appointed to the board of directors of the Company.  Following the appointments, the Company has a total of seven directors and John C. Malone serves as Chairman of the board of directors of the Company.  Prior to the Series B Director Termination Time, the Series B Directors will be elected exclusively by the holders of the Company’s Series B common stock, and upon completion of the Split-Off will serve until the earlier of (i) the termination of the Diller Assignment (the date and time of such termination the “Series B Director Termination Time”) and (ii) the second annual meeting of the Company’s stockholders following the completion of the Split-Off.  At the Series B Director Termination Time, the persons then serving as Series B Directors will cease to be directors of the Company and the total authorized number of directorships of the Company shall automatically be reduced by the total number of authorized Series B Director directorships. Prior to the Series B Director Termination Time, the Common Stock Directors will be elected by the holders of the Company Common Stock (with the holders of the Company’s Series B common stock having two votes per share instead of ten votes per share in such election).  At the Series B Director Termination Time, the Common Stock Directors then in office will constitute the entire board of directors and will be divided into three classes consisting, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members, other than any directors who may be elected by holders of any then-outstanding preferred stock.  Each director of the Company will serve until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Mr. Malone and Mr. Shean serve as members of the Executive Committee of the board of directors of the Company.  Mr. Engles, Mr. Brett and Mr. Schoelzel serve as members of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the board of directors of the Company. Mr. Engles serves as the chairman of the Audit Committee, and also serves as the “audit committee financial expert.” Mr. Brett serves as the chairman of the Compensation Committee and Mr. Schoelzel serves as the chairman of the Nominating and Corporate Governance Committee. A Common Stock Director Committee was established, and Mr. Malone, Mr. Brett, Mr. Engles, Mr. Schoelzel, and Mr. Shean will serve as members of the Common Stock Director Committee of the board of directors of the Company.  A Series B Director Committee was also established, and Mr. Hammond and Mr. von Furstenberg will serve as members of the Series B Director Committee of the board of directors of the Company.

Officers of the Company

In connection with the Split-Off, the individuals listed below, who served as the executive officers of Liberty prior to the Split-Off, were elected and appointed to serve as executive officers of the Company.

Name	Positions
Christopher W. Shean Age 51

Chief Executive Officer, President and a director of the Company.

Professional Background: Mr. Shean served as Senior Vice President of Liberty Media and its predecessor from May 2007 to January 2016, the Chief Financial Officer from November 2011 to October 2016 and the Controller from May 2007 to October 2011. Mr. Shean served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”) from July 2013 to January 2016. He also has served as a Vice President of Liberty from October 2000 to January 2002, a Senior Vice President from January 2002 to January 2016, the Controller from October 2000 to October 2011 and the Chief Financial Officer from November 2011 to October 2016. He has also served as a Senior Vice President and Chief Financial Officer of Liberty Broadband Corporation (“Liberty Broadband”) from June 2014 to October 2016. Mr. Shean has served as Senior Advisor to Liberty Media, Liberty and Liberty

Broadband since October 2016.

Wade Haufschild Age: 40

Chief Financial Officer of the Company.

Professional Background: Mr. Haufschild has served as Vice President of Liberty Media since December 2011, Vice President of Liberty since January 2010, Vice President of Liberty Broadband since October 2014 and Vice President of Liberty TripAdvisor since August 2014. Prior thereto, Mr. Haufschild was an accountant in the accounting firm of KPMG LLP from January 1999 to December 2009, most recently serving as a Senior Manager in its Department of Professional Practice.

Richard N. Baer Age: 59

Chief Legal Officer of the Company.

Professional Background: Mr. Baer has served as Senior Vice President and General Counsel of Liberty and Liberty Media from January 2013 through December 2015 and Chief Legal Officer since January 2016, Senior Vice President and General Counsel of Liberty Broadband from June 2014 through December 2015 and Chief Legal Officer since January 2016 and Senior Vice President and General Counsel of Liberty TripAdvisor from July 2013 through December 2015 and Chief Legal Officer since January 2016. He previously served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012 and Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.

Albert E. Rosenthaler Age: 57

Chief Corporate Development Officer of the Company.

Professional Background: Mr. Rosenthaler has served as Senior Vice President of Liberty Media from May 2007 through December 2015 and Chief Tax Officer from January 2016 to October 2016, Senior Vice President of Liberty from April 2002 through December 2015 and Chief Tax Officer from January 2016 to October 2016, Senior Vice President of Liberty Broadband from June 2014 through December 2015 and Chief Tax Officer from January 2016 to October 2016, Senior Vice President of Liberty TripAdvisor from July 2013 through December 2015, Chief Tax Officer from January 2016 to October 2016 and a director since August 2014 and Chief Corporate Development Officer of Liberty Media, Liberty, Liberty Broadband and Liberty TripAdvisor since October 2016.

Item 7.01.  Regulation FD Disclosure

On November 7, 2016, the Company announced that it will webcast its annual Investor Meeting on Thursday, November 10, 2016 with presentations beginning at approximately 1:25 p.m. (E.S.T.).  During these presentations, observations may be made regarding the Company’s financial performance and outlook.

This Item 7.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 8.01.  Other Events

On November 4, 2016, Liberty and the Company issued a joint press release (the “Press Release”) announcing the completion of the Split-Off. The full text of the Press Release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(b) The information required to be filed pursuant to Items 2.01 and 9.01 and pursuant to Article 11 of Regulation S-X is incorporated by reference to the section of the Prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Statements” and the section of the Financial Statements included in the Prospectus entitled “Selected Historical Financial Data of Splitco.”

(d)  Exhibits

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 26, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on November 4, 2016 (File No. 333-210377)).

3.1	Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

4.1

Margin Loan Agreement, dated as of November 1, 2016, among LEXE Marginco, LLC, as Borrower, the Company, as Guarantor, various lenders and Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as Calculation Agent.

10.1	Tax Sharing Agreement, dated as of November 4, 2016, by and between the Company and Liberty Interactive Corporation (incorporated by reference to Exhibit 10.1 to the Liberty 8-K).

10.2	Services Agreement, dated as of November 4, 2016, by and between the Company and Liberty Media Corporation.

10.3	Facilities Sharing Agreement, dated as of November 4, 2016, by and between the Company, Liberty Media Corporation and Liberty Property Holdings, Inc.

10.4	Aircraft Time Sharing Agreements, dated as of November 4, 2016, by and between the Company and Liberty Media Corporation.

10.5	Aircraft Time Sharing Agreement, dated as of November 4, 2016, by and among the Company, Liberty Citation, Inc. and Liberty Denver Arena, LLC.

10.6	Assignment and Assumption of Governance Agreement, dated November 4, 2016, by and among the Company, LEXE Marginco, LLC, LEXEB, LLC, Liberty Interactive Corporation, Barry Diller and Expedia, Inc.

10.7	Assignment and Assumption of Stockholders Agreement, dated November 4, 2016, by and among the Company, LEXE Marginco, LLC, LEXEB, LLC, Liberty Interactive Corporation and Barry Diller.

10.8	Amendment No. 1 to Stockholders Agreement, dated November 4, 2016, by and between the Company and Barry Diller.

10.9

Amended and Restated Transaction Agreement, dated as of September 22, 2016, by and among Liberty Interactive Corporation, Liberty Expedia Holdings, Inc., Barry Diller, John C. Malone and Leslie Malone (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Company’s Registration Statement on Form S-4 filed on September 23, 2016 (File No. 333-210377)).

10.10	Assignment Agreement, dated as of November 4, 2016, by and between Barry Diller and the Company.

10.11	Proxy and Voting Agreement, dated November 4, 2016, by and among Barry Diller, John C. Malone and Leslie Malone.

99.1	Press Release dated November 7, 2016.

99.2	Press Release dated November 4, 2016 (incorporated by reference to Exhibit 99.1 to the Liberty 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2016

LIBERTY EXPEDIA HOLDINGS, INC.

	By:	/s/ Wade Haufschild
		Name:	Wade Haufschild
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 26, 2016, between Liberty Interactive Corporation and Liberty Expedia Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-4 filed on November 4, 2016 (File No. 333-210377)).

3.1	Restated Certificate of Incorporation of the Company.

3.2	Bylaws of the Company.

4.1

Margin Loan Agreement, dated as of November 1, 2016, among LEXE Marginco, LLC, as Borrower, the Company, as Guarantor, various lenders and Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as Calculation Agent.

10.1	Tax Sharing Agreement, dated as of November 4, 2016, by and between the Company and Liberty Interactive Corporation (incorporated by reference to Exhibit 10.1 to the Liberty 8-K).

10.2	Services Agreement, dated as of November 4, 2016, by and between the Company and Liberty Media Corporation.

10.3	Facilities Sharing Agreement, dated as of November 4, 2016, by and between the Company, Liberty Media Corporation and Liberty Property Holdings, Inc.

10.4	Aircraft Time Sharing Agreements, dated as of November 4, 2016, by and between the Company and Liberty Media Corporation.

10.5	Aircraft Time Sharing Agreement, dated as of November 4, 2016, by and among the Company, Liberty Citation, Inc. and Liberty Denver Arena, LLC.

10.6	Assignment and Assumption of Governance Agreement, dated November 4, 2016, by and among the Company, LEXE Marginco, LLC, LEXEB, LLC, Liberty Interactive Corporation, Barry Diller and Expedia, Inc.

10.7	Assignment and Assumption of Stockholders Agreement, dated November 4, 2016, by and among the Company, LEXE Marginco, LLC, LEXEB, LLC, Liberty Interactive Corporation and Barry Diller.

10.8	Amendment No. 1 to Stockholders Agreement, dated November 4, 2016, by and between the Company and Barry Diller.

10.9

Amended and Restated Transaction Agreement, dated as of September 22, 2016, by and among Liberty Interactive Corporation, Liberty Expedia Holdings, Inc., Barry Diller, John C. Malone and Leslie Malone (incorporated by reference to Exhibit 10.13 to Amendment No. 4 to the Company’s Registration Statement on Form S-4 filed on September 23, 2016 (File No. 333-210377)).

10.10	Assignment Agreement, dated November 4, 2016, by and between Barry Diller and the Company.

10.11	Proxy and Voting Agreement, dated November 4, 2016, by and among Barry Diller, John C. Malone and Leslie Malone.

99.1	Press Release dated November 7, 2016.

99.2	Press Release dated November 4, 2016 (incorporated by reference to Exhibit 99.1 to the Liberty 8-K).